Callaway Golf Announces Mid-Atlantic Investor Trip With KeyBanc Capital Markets

CARLSBAD, Calif., Nov. 10, 2014 /PRNewswire/ -- Callaway Golf Company (NYSE: ELY) today announced that it will be meeting with investors in Baltimore, Philadelphia, New Jersey and New York on Monday, November 10 through Wednesday, November 12, 2014. The trip is hosted by KeyBanc Capital Markets.

The Company's presentation materials can be accessed through the presentation and webcast section of the Investor Relations portion of the Company's website at http://ir.callawaygolf.com.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com.

Contact:	Brad Holiday
Patrick Burke
(760) 931-1771

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